SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2003

CYSIVE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-27607	54-1698017
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10780 Parkridge Blvd., Suite 400
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(703) 259-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

     On June 3, 2003, Cysive, Inc. (“Cysive”) filed a current report on Form 8-K to, among other things, file a Voting Agreement, dated as of May 30, 2003, among Cysive, Snowbird Holdings, Inc. and Nelson A. Carbonell, Jr. (the “Voting Agreement”). Schedule I to the Voting Agreement contained a typographical error with respect to the number of stock options held by Mr. Carbonell and omitted the timing of Mr. Carbonell’s transfer of 1,000,000 shares to Snowbird Holdings, Inc. Mr. Carbonell holds options to purchase an aggregate of 2,925,000 shares of Cysive’s common stock and will transfer 1,000,000 shares to Snowbird Holdings, Inc. prior to the effective time of the merger. Attached as an exhibit to this current report is a corrected Schedule I to the Voting Agreement.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits.

Exhibit No.	Description

99.1	Schedule I to the Voting Agreement, dated as of May 30, 2003, among Cysive, Inc., Snowbird Holdings, Inc. and Nelson A. Carbonell, Jr.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cysive, Inc.

By: /s/ John R. Lund John R. Lund Vice President, Chief Financial Officer, Treasurer, Secretary and Director

Date: June 4, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Schedule I to the Voting Agreement, dated as of May 30, 2003, among Cysive, Inc., Snowbird Holdings, Inc. and Nelson A. Carbonell, Jr.